GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is made and entered into on this 30th day of January, 2008 by and between Computer Sciences Corporation (the “Company”) and Michael E. Keane (“Executive”) (sometimes collectively “the Parties”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth herein, the Parties hereto hereby agree as follows:

1.        Continued Employment

Executive shall cease to be the Chief Financial Officer of the Company and an officer or director of any of the Company's subsidiaries as of the close of business on January 30, 2008.

Until the earlier of January 30, 2009 or the first day upon which Executive becomes a full-time employee of another company, or becomes a part-time employee of or a consultant to another company without compliance with Company policy (and Executive will promptly notify the Company of any such event), Executive shall remain employed by the Company in the capacity of Vice President (the last day of such employment is referred to herein as the "Termination Date").  During the period of time between the date hereof and the Termination Date (the "Transition Period"), Executive's sole duties and responsibilities will be to assist in the transition.  The Company will provide Executive with such Company assets and administrative assistance as the Corporate Vice President of Human Resources may determine to be necessary or desirable in connection with the performance of such duties and responsibilities.  Utilization of administrative assistance by Executive to secure future employment will be considered as necessary and desirable in connection with the performance of such duties and responsibilities.  During the Transition Period, Executive will continue to receive all employee and executive benefits to which he is currently entitled as the Chief Financial Officer, including, without limitation: (a) base salary at his current rate, (b) pension, retirement, severance, and health and welfare benefits, (c) financial planning assistance, security and professional association dues and memberships, (d) use of the same Company-provided automobile, and (e) outplacement services commensurate with an officer position.  Provided that the Termination Date is on or after March 28, 2008, which is the last day of FY2008, Executive will be entitled to receive a FY2008 cash bonus in accordance with the terms and conditions of the Annual Management Incentive Plan (“AMIP”) and Individual AMIP 1 Target Bonus and Target Criteria letter signed by Executive on June 29, 2007.  Executive will not be eligible for a FY2009 cash bonus.

With respect to the 12,692 restricted stock units granted to Executive on May 22, 2006 in lieu of a cash bonus and the 11,181 shares of restricted stock granted to him on September 1, 2005 in lieu of a cash signing bonus, all such restricted stock units and shares of restricted stock that are unvested on the Termination Date will vest in full on that date.  All other equity awards shall be honored in accordance with their terms and conditions.

2.        Release Of Claims And Covenant Not To Sue

(a)
Executive, on behalf of his spouse, heirs, executors, representatives and assigns, hereby irreovcably, unconditionally, knowingly and voluntarily releases, acquits and forever discharges the Company, and its subsidiaries and affiliates, and all of their respective past, present and future employees, officers, directors, shareholders, agents, representatives, consultants, accountants, auditors and attorneys (collectively “Releasees”) from any and all rights and claims, including, without limitation, demands, causes of action, charges, complaints, promises, grievances, losses, damages, liabilities, debts, costs, expenses, wages, attorneys fees and/or injuries, whether known or unknown, contingent or matured, at law or in equity or in arbitration, which Executive holds or has ever held against the Releasees prior to the date hereof (individually and collectively, the “Released Claims”).  The Released Claims include, without limitation, any such rights and claims connected with or arising out of:

(i)	Executive’s employment with the Company, or separation thereof;

(ii)	the terms of any employee benefit plan, whether or not arising under the Executive Retirement Income Security Act of 1974, as amended;

(iii)
any discrimination claim, whether or not arising under any local, state or federal law or regulation, public policy or common law (including, without limitation, the federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and the Older Workers Benefit Protection Act); or

(iv)	any state, federal or local statute, regulation, public policy, contract or tort principle in any way applying to Executive’s employment with the Company or separation thereof.

It is expressly agreed and understood that this Release is a general release.  Nothing contained in this Release is a waiver of any rights or claims (including any which may arise under the Age Discrimination in Employment Act) that may arise after the date hereof or which, as a matter of law, cannot be released or waived.

(b)
EXECUTIVE HEREBY ACKNOWLEDGES AND AGREES THAT IT IS HIS INTENTION TO FOREVER BAR EVERY RELEASED CLAIM, WHETHER KNOWN OR UNKNOWN TO EXECUTIVE AT THIS TIME OR DISCOVERED LATER.  EXECUTIVE UNDERSTANDS AND ACKNOWLEDGES THAT THERE ARE LAWS THAT MAY INVALIDATE RELEASES OF CLAIMS THAT ARE UNKNOWN TO EXECUTIVE, AND EXECUTIVE HEREBY EXPRESSLY WAIVES ANY PROTECTION TO WHICH HE MAY OTHERWISE BE ENTITLED BY VIRTUE OF ANY SUCH LAW.  IN PARTICULAR, AND NOT BY WAY OF LIMITATION, EXECUTIVE HEREBY REPRESENTS AND ACKNOWLEDGES THAT HE IS FAMILIAR WITH SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

EXECUTIVE HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS THAT HE HAS OR MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 1542 OR ANY SIMILAR APPLICABLE LAW OF ANY STATE.

(c)
Executive hereby represents that no claim, complaint, charge or other action of any kind on his behalf is pending against the Releasees.  Executive further represents and hereby agrees that he shall never institute a claim, complaint, charge or other action of any kind with any governmental agency or court against the Releasees concerning any Released Claims.  Notwithstanding the foregoing, nothing herein prohibits Executive from filing a charge or complaint with the federal Equal Employment Opportunity Commission (“EEOC”) or any other civil rights agency or from participating in any investigation or proceeding of the EEOC.  However, Executive waives the right to any damages recoverable pursuant to such claims.

3.	Choice Of Law

This Release shall be governed by and construed in accordance with the laws of the State of California, excluding its choice of law rules or statutes.

4.	Severability And Savings Provision

In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provision of this Release but, with respect only to that jurisdiction holding the provision to be unenforceable, this Release shall then be construed as if such unenforceable provision or provisions had never been contained herein.

5.	Nature Of Release

This Release constitutes the complete understanding between Executive and the Company, and supersedes any and all prior or contemporaneous agreements, promises, or inducements, whether oral or written, concerning these subject matters.  However, the provisions of any prior agreements which impose non-disclosure, non-competition, non-hire and/or confidentiality obligations on Executive before or after the Termination Date survive this Release. No promises or agreements made subsequent to the execution of this Release by the Parties hereto shall be binding unless reduced to writing and signed by authorized representatives of the Parties.

6.	Counterparts And Facsimile

This Release may be signed in counterparts and each such counterpart shall be deemed to be an original but together all such counterparts shall be deemed a single agreement.  The Parties agree that this Release may be executed using facsimile signatures and that such signatures shall be deemed to be valid as original signatures.

7.        Voluntary Execution

Executive represents that he understands the words, terms and effect of this Release, and that he has executed this Release voluntarily without duress or influence on the part of the Company or any other person.

8.        Time For Consideration

Executive understands that he has until the close of business on January 30, 2008, to consider this Release, and that he has had an opportunity to consult with an advisor of his choosing before doing so.  Executive further understands that in the event this Release is not signed by Executive and delivered to the Company prior to the close of business on January 30, 2008, the Release will be void and of no further force and effect.

IN WITNESS WHEREOF, Executive and the Company have caused this Release to be duly executed on the day and year first above written.

COMPUTER SCIENCES CORPORATION

By /s/ Nathan G. Siekierka_____________
Name:  Nathan G. Siekierka
Title:    Vice President, Human Resources

EXECUTIVE

 /s/ Michael E. Keane__________________
Michael E. Keane